As filed with the Securities and Exchange Commission on July 1, 2013

Registration No. 33-77770

Registration No. 33-78026

Registration No. 333-59130

Registration No. 333-73139

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-77770

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-78026

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-59130

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-73139

UNDER THE SECURITIES ACT OF 1933

ROPER INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	51-0263969
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

6901 Professional Pkwy, Suite 200

Sarasota, FL 34240

(941) 556-2601

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Roper Industries, Inc. 1991 Stock Option Plan

Roper Industries, Inc. 1993 Stock Option Plan for Nonemployee Directors

(Full Title of the Plan)

David B. Liner

Vice President, General Counsel and Secretary

Roper Industries, Inc.

6901 Professional Pkwy, Suite 200

Sarasota, FL 34240

(941) 556-2601

(Name, address and telephone number, including area code, of agent for service)

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check is a smaller reporting company)	Smaller reporting company	☐

PART I

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following registration statements of Roper Industries, Inc. (the “Company”) on Form S-8 (collectively, the “Registration Statements”):

(i) Registration Statement No. 33-77770, which was filed with the Securities and Exchange Commission (“SEC”) on April 14, 1994, registering shares of Company common stock issuable pursuant to the Roper Industries, Inc. 1993 Stock Option Plan for Nonemployee Directors (the “1993 Plan”);

(ii) Registration Statement No. 33-78026, which was filed with the SEC on April 18, 1994, registering shares of Company common stock issuable pursuant to the Roper Industries, Inc. 1991 Stock Option Plan (the “1991 Plan”);

(iii) Registration Statement No. 333-73139, which was filed with the SEC on March 1, 1999, registering additional shares of Company common stock issuable pursuant to the 1993 Plan; and

(iv) Registration Statement No. 333-59130, which was filed with the SEC on April 18, 2001, registering additional shares of Company common stock issuable pursuant to the 1991 Plan.

The 1991 Plan expired on December 17, 2001, and in December 2011, the 1993 Plan was replaced with Roper Industries, Inc. Director Compensation Plan and was thereafter terminated by the Company’s Board of Directors. There are no outstanding awards under either the 1991 Plan or the 1993 Plan.

This Amendment is being filed for the sole purpose of terminating the Registration Statements and deregistering any unissued shares previously registered thereunder. The Company hereby removed from registration any and all unissued shares of Company common stock registered under the Registration Statements.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida, on the 28th day of June, 2013.

ROPER INDUSTRIES, INC.

By:	/s/ David B. Liner
Name:	David B. Liner
Title:	Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the following capacities on the 28th day of June, 2013.

Signature	Title	Date

/s/ Brian D. Jellison Brian D. Jellison	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	June 28, 2013

/s/ John Humphrey John Humphrey	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 28, 2013

/s/ Paul J. Soni Paul J. Soni	Vice President and Controller (Principal Accounting Officer)	June 28, 2013

/s/ David W. Devonshire David W. Devonshire	Director	June 28, 2013

/s/ John F. Fort III John F. Fort III	Director	June 28, 2013

/s/ Robert D. Johnson Robert D. Johnson	Director	June 28, 2013

/s/ Robert E. Knowling, Jr. Robert E. Knowling, Jr.	Director	June 28, 2013

/s/ Wilbur J. Prezzano Wilbur J. Prezzano	Director	June 28, 2013

/s/ Richard F. Wallman Richard F. Wallman	Director	June 28, 2013

/s/ Christopher Wright Christopher Wright	Director	June 28, 2013